UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2013 (August 14, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2013, Dean Foods Company (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”), in order to effect a 1-for-2 reverse stock split of the issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock held in the Company’s treasury. The Certificate of Amendment will be effective as of 4:15 p.m. (Eastern Time) on August 26, 2013. The Certificate of Amendment and new specimen physical Common Stock certificate are filed as Exhibit 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 8.01	Other Events.

On August 14, 2013, the Company issued a press release announcing a 1-for-2 reverse stock split of the Company’s Common Stock, effective August 26, 2013. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Dean Foods Company

4.1	Specimen physical common stock certificate of Dean Foods Company

99.1	Press release dated August 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Dean Foods Company

4.1	Specimen physical common stock certificate of Dean Foods Company

99.1	Press release dated August 14, 2013